                                                                   Exhibit 99.2



                       Resurgence Asset Management, LLC

                              10 New King Street

                            White Plains, NY 10604


                                March 19, 1999


Via Telecopy: (901) 767-1352
------------  --------------

Physicians Resource Group, Inc.
1430 East Massey Road
Memphis, Tenn. 38120
Attention:  David Meyer
            Chairman of the Board

                   Re: Restructuring Proposal for Debentures
                       -------------------------------------

Dear Dr. Meyer:

     By their duly authorized signatures below, this letter agreement (the "Agreement") confirms and memorializes the agreement of Resurgence Asset Management, LLC, on behalf of itself and funds that it manages (collectively, "RAM") and Physicians Resource Group, Inc. ("PRG") to a restructuring of the Debentures (defined below), the essential terms of which are set forth herein (the "Restructuring").


     1. RAM represents and warrants that it is the beneficial owner of $91.896 million principal amount of 6% Convertible Subordinated Debentures issued by PRG (the "Debentures"). RAM will, as soon as practicable, use reasonable efforts to encourage other holders of Debentures to agree to and support the Restructuring. RAM will reasonably apprise PRG's counsel concerning the specifics of such efforts and the results thereof. Prior to the Closing Date, RAM shall have caused Bondholders holding, including itself, in the aggregate, not less than $116.896 million principal amount of Debentures to agree to the Restructuring and be bound by this Agreement.

     2. On the date the Restructuring is consummated (the "Closing Date"), beneficial owners of the outstanding $125 million principal amount of Debentures (the "Bondholders"), who tender or exchange (or cause the record holders to tender or exchange) their Debentures or who are otherwise bound by the Restructuring, will receive in exchange for, or in full satisfaction of, such Debentures including all unpaid interest accrued thereon (but excluding the interest identified in paragraph "3" of this Agreement) their Pro Rata Share (defined below) of the consideration set forth in each of subparagraphs (a), (b) and (c) below:

           (a) From the sale to Providers of practices, practice assets, direct and indirect interests in ASCs and repayment of prior loans (the "Provider Sales"), at the option of PRG (i) $80 million in cash, (ii) beneficial interest in $80 million principal amount of notes from one or more physicians or physician practice groups or associations who have previously entered into management service agreements with PRG or its subsidiaries ("Providers"), which notes shall be repaid in 36 equal monthly installments of principal and interest (all notes given to PRG shall collectively be referred to as the "Notes") or
(iii) any combination of the consideration set forth in (i) and (ii) that equals an aggregate of $80 million in cash and beneficial interest in principal amount of Notes. The Notes shall bear interest at the rate of ten per cent (10%) per annum and shall be secured by substantially all tangible assets of the Provider or practice group entity which executes such Note, but excluding any interest of any Provider in any ambulatory surgery center ("ASC") and assets that cannot be pledged due to existing contractual restrictions with lessors, landlords or other third parties not under the control of PRG, its subsidiaries or such Providers. If a Provider who executes a Note has an interest in any ASC ("ASC Interest"), any such Provider shall execute a "negative pledge," in form and substance reasonably satisfactory to PRG and RAM, pursuant to which such Provider shall agree not to pledge or otherwise encumber such Provider's ASC Interest after the Closing Date. Such "negative pledge" shall terminate (x) if there is no monetary default under the Notes (excluding any default that has been cured within the applicable grace period provided in the Notes) within the first anniversary of the Closing Date and (y) in any event, as to Notes of particular Providers or practice groups, when such Notes are paid in full. Any Notes of Providers that are practice groups or associations will be jointly and severally guaranteed by each physician owner /stockholder of such practice group (such physicians being referred to as "Guarantors"). The Notes and guarantees shall be in form and substance reasonably acceptable to PRG and RAM. PRG will use its reasonable efforts to enable Bondholders to receive, on the Closing Date, $40 million in cash in lieu of beneficial interests in $40 million principal amounts of Notes. All Notes, whether delivered to PRG before or after the Closing Date, shall be payable to (or endorsed or transferred to) and placed in a trust (the "CLO Trust") and shall be structured as and styled "Guaranteed Collateralized Loan Obligation Notes" or the like ("CLOs"), in form and substance reasonably acceptable to PRG and RAM. RAM, subject to PRG's reasonable approval, shall have the right to select the trustee and servicing agent for the CLO Trust. The Bondholders will be given a beneficial interest in Notes having a principal amount of $80 million minus the amount of cash from the Provider Sales paid by PRG to Bondholders (the "Bondholder Beneficial Interest") and PRG will be given a beneficial interest in the balance of the Notes (the "PRG Beneficial Interest"). Interest and principal received by the CLO Trust on the Notes shall be paid pro rata to the holders of the Bondholder Beneficial Interest and the PRG Beneficial Interest monthly; provided, however, if there is insufficient cash flow on a monthly basis from principal and interest payments on the Notes, cash shall be paid on the Bondholder Beneficial Interest in an amount equal to the amount payable on the original principal amount of the Bondholder Beneficial Interest (or such lower principal amount caused solely as a consequence of monthly principal pay downs on the Bondholder Beneficial Interest), including any past due amounts of principal and interest, prior to the monthly payments on the PRG Beneficial Interest being paid. Principal pre-payments (in excess of regularly scheduled monthly payments on the Notes) shall be applied and paid to the Bondholder Beneficial Interest. To the extent the aggregate consideration received by PRG in respect of the Provider Sales exceeds $80 million principal amount in cash and Notes(the "Excess Consideration"), the CLO Trust shall, on the Closing Date be funded with Notes and cash, in the aggregate principal amount of the lesser of (x) 110% of the principal amount of the Bondholder Beneficial Interest or (y) the principal amount of the Bondholder Beneficial Interest plus the Excess Consideration. Notwithstanding the foregoing, all Notes and cash received by PRG from Provider Sales after the Closing Date shall be placed in the CLO Trust until the aggregate principal amount of the cash and Notes in the CLO Trust exceeds 110% of the principal amount of the Bondholder Beneficial Interest, after which time PRG may retain cash received from Provider Sales and all Notes shall be payable to the CLO Trust. (For avoidance of doubt, and by way of example only, if on the Closing Date there is $80 million principal amount of Notes in the CLO Trust and on the following day PRG receives an aggregate principal amount of $10 million from Provider Sales, $5 million in cash and $5 million principal amount of Notes, the $5 million principal amount of Notes and $3 million of cash shall be placed in the CLO Trust.) Provided there is no impact on PRG, the makers of the Notes or the PRG Beneficial Interest, and with PRG's consent, not to be unreasonably withheld, the Bondholders shall have reasonable discretion to structure the Bondholder Beneficial Interest in a variety of different ways as to cash flow to the holders of the Bondholder Beneficial Interest. At the Bondholders' request, PRG shall use reasonable efforts to structure the CLO Trust in a manner such that the certificates of beneficial interest therein can be freely and publicly traded, provided the Bondholders bear the incremental cost involved; provided, however, that PRG gives no assurances that such certificates will be freely or publicly traded on the Closing Date or thereafter.

          (b) $20 million in cash from the proceeds of an acquisition by a strategic partner of interests in ASCs or ASC assets (the "ASC Interest Sale") on the Closing Date.

          (c) fifty percent (50%) of PRG's interest in the net proceeds (net of all pre-Closing Date, not to exceed $1.3 million of documented expenses, and post-Closing Date legal and related expenses) from the prosecution or settlement of a lawsuit being prosecuted by PRG asserting on behalf of PRG (and others) violations of patents relating to surface sculpturing lasers (the "Laser Patent Litigation"). After the Closing Date, PRG shall fund not less than the first $250,000 in connection with the prosecution of such action. RAM and/or Bondholders shall fund the next $250,000 for the prosecution of the action. (Any funding in excess of $500,000 shall be borne equally by PRG and the Bondholders.) Notwithstanding the foregoing, if the Post Closing Date cost and expense of prosecuting the Laser Patent Litigation is less than $250,000, PRG shall only pay the amount of such actual cost and expense and RAM and the other Bondholders shall have no funding obligation. To the extent either PRG, on the one hand, or any of the Bondholders, on the other hand, determines not or otherwise fails, to fund its respective funding share, such person (including respective successors and assigns) shall forfeit all legal, beneficial or ownership interest in the proceeds of Laser Patent Litigation. If RAM funds its respective funding share, but other Bondholders fail to fund their respective shares of such expenses, RAM shall have the right to fund the non-funding person's funding share and, in such event, the non-funding person shall forfeit all of its right title and interest in and to the proceeds of the Laser Patent Litigation and the Litigation Trust (defined below) to RAM. In the event RAM does not fund the funding share of the non-funding person, as set forth immediately above, then PRG shall have the right to fund such non-funding person's funding share and, in such event, such non-funding person shall forfeit all of its right, title and interest in and to the proceeds of the Laser Patent Litigation and the Litigation Trust to PRG. Any settlement, disposition or determination with respect to the prosecution of the Laser Patent Litigation (including any determination not to prosecute the action) shall be subject to (x) the joint control of PRG and RAM so long as RAM retains beneficial ownership in not less than 10% of the Bondholders' share of the beneficial interests in the Litigation Trust (defined below) or (y) if RAM ceases to hold such beneficial ownership, consent of 51% of the Bondholders, which consent shall not be unreasonably withheld or delayed. PRG's right, title and interest in and to its share of the proceeds of the Laser Patent Litigation will be transferred to a litigation trust (the "Litigation Trust"), in form and substance reasonably acceptable to PRG and RAM, with Bondholders receiving 50% of all the beneficial interests in such trust. PRG and RAM shall each appoint two trustees to the Litigation Trust, each of whom shall be reasonably acceptable to PRG and RAM. PRG shall designate David Meyer as one of its trustees. Should any of such trustees resign, become incapacitated or otherwise be unable to continue to serve in such capacity, the remaining trustee designated by PRG or RAM, as the case may be, shall appoint a successor. At the Bondholders' request, PRG shall use reasonable efforts to structure the Litigation Trust in a manner such that the certificates of beneficial interest therein can be freely and publicly traded provided the Bondholders bear the incremental cost involved; provided, however, that PRG gives no assurances that such certificates will be freely or publicly traded on the Closing Date or thereafter.

For purposes of this letter agreement, "Pro Rata Share" shall mean the proportionate interest of each Bondholder in the foregoing consideration determined by multiplying such aggregate consideration by the ratio of aggregate principal amount of Debentures held by such Bondholder to the aggregate principal amount of all Debentures outstanding on the date of this Agreement.


     3. The amount of interest originally due, without penalty or surcharge, on the Debentures on December 1, 1998 in the amount of $3.75 million will be paid within one (1) business day after PRG's receipt of the RAM Loan (defined below). PRG shall borrow the $3.75 million necessary to make such payment from RAM or its designee pursuant to the loan documents collectively annexed hereto as Exhibit "A" (the "RAM Loan"). The RAM Loan shall have a one per cent (1%) origination fee, interest at the rate of twenty percent (20%) per annum, no pre-payment penalty and no personal guarantees.

     4. Prior to the Termination Date (defined below), RAM and any other Bondholder agreeing to be bound by the terms of this Agreement shall not, directly or indirectly, sell, assign, hypothecate, grant an option on, or otherwise dispose of (collectively "Transfer") any of the Debentures held by it (as identified on page 1 of this Agreement) to any other person ("Transferee") and shall maintain all voting rights with respect thereto; provided, however, that RAM (and any other Bondholder agreeing to be bound by this Agreement) shall be entitled to Transfer any or all of its Debentures if such Transferee agrees to be bound by the terms of this Agreement in the form annexed hereto as Exhibit "B" or in form and substance otherwise acceptable to PRG.

     5. RAM's agreement to this proposal is subject to (i) verification, to RAM's reasonable satisfaction, of the creditworthiness of the Providers and Guarantors, (ii) completion of the Restructuring on or before the September 30, 1999 (the "Termination Date") and (iii) PRG's payment on a current basis of the Bondholders' reasonable expenses, including reasonable legal fees and disbursements incurred in connection with the Restructuring, in the maximum aggregate amount of $300,000 ($75,000 of which shall be placed in escrow with RAM's counsel on or before two(2) business days after the date this Agreement is executed).

     6. RAM and PRG agree to execute all appropriate instruments and documents consistent with this Agreement in form and substance reasonably acceptable to PRG and RAM and necessary to implement the terms of this Agreement.

     7. Upon (A) receipt or other appropriate deposit of the consideration set forth in paragraphs 2(a), (b) and (c) of this Agreement and the satisfaction of such other agreements of PRG set forth herein, including PRG's obligations under
Section 2 of this Agreement, and (B) PRG's payment of the outstanding reasonable out-of-pocket costs, fees and expenses of the Indenture Trustee for the Debentures in an amount not to exceed $25,000, the Bondholders will deliver or cause to be delivered to PRG or a designee of PRG all Debentures beneficially owned by Bondholders (and in the case of RAM, together with other Bondholders agreeing to be bound by this Agreement in the principal amount of not less than $ 116.896 million) with all appropriate instruments of transfer duly executed.

     8. On the Closing Date, PRG shall deliver to the Bondholders an opinion of PRG's counsel covering (A) the due and valid formation of the CLO Trust and the Litigation Trust, (B) that all requisite consents to the Restructuring have been obtained, (C) that all necessary approvals to the validity, authorization and implementation of the Restructuring have been obtained and (D) subject to the following proviso, that the Restructuring does not violate applicable state or federal securities and health care law and regulations; provided, however, that if either (x) PRG determines not to provide the legal opinion identified in subparagraph "D" of this Paragraph 8 or (y) the legal opinion identified in subparagraph "D" of this Section 8 is not in form and substance reasonably acceptable to RAM, then, in such event, RAM shall have no obligation to close the Restructuring unless RAM determines to its reasonable satisfaction that the Restructuring does not violate applicable state and federal securities and health care laws and regulations.

     9. In consideration of RAM's agreements set forth herein, and unless PRG determines not to pursue or proceed with the Restructuring, in whole or in part, PRG agrees to use reasonable efforts to negotiate, execute and deliver (i) agreements with Providers that would enable the Providers to provide cash or Notes and guarantees in the amount and in such form as is contemplated in subparagraph 2(a) and (ii) agreements with a strategic partner sufficient to provide the consideration to Bondholders contemplated in subparagraph 2(b), which in each case contemplates a Closing Date on or prior to the Termination Date. PRG gives no assurances that it will be able to obtain agreements from Providers or any strategic partner. Should PRG determine not to pursue the Restructuring for any reason, PRG shall give prompt written notice to RAM of any such determination.

     10. This Agreement is intended to be an agreement (enforceable in accordance with its terms) between RAM, PRG, any other Bondholder or other person who agrees in writing to be bound by this Agreement. Each party hereto acknowledges and agrees that the other parties will act in reliance on the agreements of each party set forth herein. RAM acknowledges and agrees that any damages to PRG resulting from any breach of this Agreement by RAM may not be capable of determination and, accordingly, PRG may, in addition to any other remedy available to it, seek to enforce this Agreement through all available equitable remedies, including specific performance.

     11. RAM (and any other Bondholder who agrees in writing with PRG or RAM to be bound by this Agreement) represent and warrant to PRG that this Agreement has been duly authorized and is a valid and binding obligation of RAM (or other Bondholder).

     12. PRG represents and warrants that this Agreement has been duly authorized and is a valid and binding obligation of PRG.

     13. RAM acknowledges that (i) PRG may determine to effect or implement the Restructuring through reorganization proceedings, including without limitation, under Chapter 11 of the United States Bankruptcy Code, (ii) in the event of any such Chapter 11 proceedings, prior to PRG's abandonment of or determination not to pursue the Restructuring, the agreements made herein are enforceable and constitute an integral part of a Chapter 11 plan for PRG and (iii) in the event the consideration and other economic terms of the Restructuring set forth in this Agreement are set forth in PRG's Chapter 11 plan, RAM (and any other Bondholder who agrees to be bound by this Agreement) shall vote to accept, and shall support, such Chapter 11 plan. Notwithstanding the foregoing, (x) the treatment of Debentures in any such Chapter 11 plan shall be consistent with the terms of this Agreement and the disclosure statement, in so far as it describes the Restructuring, RAM and the Bondholders, shall be in form and substance reasonably acceptable to RAM and the Bondholders, and (y) subject to the approval of the bankruptcy court presiding over any such Chapter 11 proceedings, PRG shall pay the reasonable attorneys' fees of counsel to the Bondholders for work performed in such proceedings in the amount of up to $200,000.

     14. RAM shall have the right to terminate this Agreement on two (2) business days notice to PRG (i) if either PRG or David Meyer notifies RAM in writing of their intention not to pursue, or otherwise to abandon, their respective efforts to consummate the Restructuring, (ii) if the Closing Date of the Restructuring has not occurred on or before the Termination Date or (iii) in the event of any material breach by PRG of any representation or covenant made by it in this Agreement. Unless PRG notifies RAM and/or the Bondholders that (x) it has determined not to pursue, or otherwise to abandon the Restructuring, or
(y) that the milestones set forth below are not attainable, PRG shall use its reasonable efforts to achieve the following milestones on or before the following dates:

          (a) execute definitive agreements to sell the practices or practice assets to the Providers by April 30, 1999;

          (b)  execute an agreement with a strategic partner by April 30, 1999;

          (c) commence solicitation of Bondholders' consent to the Restructuring (including an exchange offer or the like, if necessary or appropriate) by May 30, l999;

          (d)  form the CLO Trust and Litigation Trust by May 30, 1999; and,

          (e) obtain the requisite vote of all shareholders of PRG by July 15, 1999.

     15. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute one agreement binding all of the parties hereto. Transmission by telecopier of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart.

                                        RESURGENCE ASSET MANAGEMENT,
                                            LLC

                                        By:
                                           -------------------------------------
                                              Title:
                                                    -----------------------
AGREED and ACCEPTED
as of the date written above:

PHYSICIANS RESOURCE GROUP, INC


By:
   ----------------------------
   David Meyer
   Chairman of the Board


cc: Paul N. Silverstein, Esq.